EXHIBIT 99.1
For Immediate Release
December 1, 2025

Company Contact: Brent Maedl Director, Corporate Finance & Investor Relations brent.maedl@broadstone.com 585.382.8507
Broadstone Net Lease Provides Business Update and Issues 2026 Guidance in Conjunction with its Upcoming Investor Day
VICTOR, N.Y. – Broadstone Net Lease, Inc. (NYSE: BNL) (“BNL”, the “Company”, “we”, “our”, or “us”), today provided an update on its recent business activity through December 1, 2025 and provided initial guidance for fiscal year 2026.
MANAGEMENT COMMENTARY
"We are entering 2026 with strong momentum and a clear runway ahead," said John Moragne, BNL's Chief Executive Officer. "Our disciplined execution, combined with the strength and depth of our build-to-suit pipeline, gives us confidence in our ability to deliver on our AFFO growth targets for both 2025 and 2026, despite recent tenant related headlines. In tandem, we’re looking forward to hosting our Investor Day, where we will provide deeper insight into our differentiated long-term strategy, our disciplined investment approach, and the operational execution that underpins consistent value creation. With a well-positioned balance sheet, a differentiated growth strategy centered around our core building blocks, and a robust and expanding relationship network, we believe Broadstone is uniquely positioned for long-term value creation."
DECEMBER 2025 BUSINESS UPDATE
•On a year-to-date basis, invested $696.7 million, including $416.6 million in new property acquisitions, $181.8 million in build-to-suit developments, $90.0 million in transitional capital, and $8.3 million in revenue generating capital expenditures. Additionally, we have $13.3 million of acquisitions under control and $4.1 million of commitments to fund revenue generating capital expenditures with existing tenants.
•In conjunction with our growing investment activity and year-to-date share price performance, we sold, on a forward basis, 621,487 shares of our common stock for gross proceeds of approximately $11.4 million under our at-the-market common equity offering ("ATM Program"), none of which has been settled. These sales may be settled, at our discretion, at any time prior to December 31, 2026.
•Maintains 2025 AFFO Guidance of $1.49 to $1.50 per share, or 4.2% to 4.9% growth.
2026 GUIDANCE
For 2026, BNL expects to report AFFO of $1.53 to $1.57 per diluted share, or approximately 4.0% growth at the midpoint.
The guidance is based on the following key assumptions:
(i)investments in real estate properties between $500 million and $625 million;
(ii)dispositions of real estate properties between $75 million and $100 million; and
(iii)total core general and administrative expenses between $30.5 million to $31.5 million.
Our per share results are sensitive to both the timing and amount of real estate investments, property dispositions, and capital markets activities that occur throughout the year.
This guidance has been issued by BNL in conjunction with its upcoming Investor Day, which will be held on Tuesday, December 2, 2025. Presentation materials for the Investor Day have been made available in the Investor Relations section of the Company's website.

BUILD-TO-SUIT DEVELOPMENT PROJECTS
The following table summarizes our in-process and stabilized developments as of November 25, 2025.

(unaudited, in thousands)
Property	Projected Rentable Square Feet	Start Date	Target Stabilization Date/Stabilized Date	Lease Term (Years)	Annual Rent Escalations	Estimated Total Project Investment	Cumulative Investment	Estimated Remaining Investment	Estimated Cash Capitalization Rate	Estimated Straight-line Yield (a)
In-process retail:
Sprouts (Bedford, TX)	22	Jul. 2025	Aug. 2026	15.0	0.9%	9,533	483	9,050	7.2%	7.7%
Hobby Lobby (Granbury, TX)	55	Oct. 2025	Sep. 2026	15.0	0.7%	8,129	$1,407	$6,722	7.1%	7.4%
Academy Sports (Granbury, TX)	55	Oct. 2025	Nov. 2026	15.0	0.6%	12,393	$2,793	$9,600	7.1%	7.4%
In-process industrial:
Sierra Nevada (Dayton - OH)	122	Oct. 2024	Mar. 2026	15.0	3.0%	55,525	38,798	$16,727	7.7%	9.6%
Southwire (Bremen - GA)	1,178	Dec. 2024	Oct. 2026	10.0	2.8%	115,411	35,699	$79,712	7.8%	8.8%
Fiat Chrysler Automobile (Forsyth - GA)	422	Apr. 2025	Aug. 2026	15.0	2.8%	78,242	29,771	$48,471	6.9%	8.4%
AGCO (Vasaila - CA)	115	Jun. 2025	Aug. 2026	12.0	3.5%	19,523	14,403	$5,120	7.0%	8.5%
Palmer Logistics (Midlothian, TX) (b)	270	Jul. 2025	Jul. 2026	12.3	3.5%	32,063	9,645	$22,418	7.6%	9.2%

Total / weighted average	2,239			12.8	2.8%	330,819	132,999	197,820	7.4%	8.7%
Stabilized industrial:
UNFI (Sarasota - FL)	1,016	May 2023	Stabilized - Sep. 2024	15.0	2.5%	200,958	200,958	—	7.2%	8.6%
Sierra Nevada (Dayton - OH)	122	Oct. 2024	Stabilized -Nov. 2025	15.0	3.0%	58,563	52,182	$6,381	7.5%	9.3%
Stabilized retail:
7 Brew (High Point - NC)	1	Dec. 2024	Stabilized - Jun. 2025	15.0	1.9%	1,975	1,975	—	8.0%	8.8%
7 Brew (Charleston - SC)	1	Feb. 2025	Stabilized - May 2025	15.0	1.9%	1,729	1,729	—	7.9%	8.8%
7 Brew (Jacksonville - FL)	1	Jun. 2025	Nov. 2025	15.0	1.9%	$2,008	$1,613	$395	8.0%	8.8%

Total / weighted average	3,380			13.8	2.7%	$596,052	$391,456	$204,596	7.3%	8.7%
(a)Represents our pro-rata share of the estimated first year yield to be generated on a real estate investment, which was computed at the time of investment based on the estimated annual straight-line rental income computed in accordance with GAAP, divided by the estimated total project investment.
(b)Development represents our common and preferred equity investments in a consolidated joint venture, and exclude amounts attributed to non-controlling interest holders.

About Broadstone Net Lease, Inc.
BNL is an industrial-focused, diversified net lease REIT that invests in primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Utilizing an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting, as of September 30, 2025, BNL’s diversified portfolio consisted of 759 individual net leased commercial properties with 752 properties located in 44 U.S. states and seven properties located in four Canadian provinces across the industrial, retail, and other property types.
Guidance Disclosure
The Company does not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of the Company’s ongoing operations, including, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses, and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on the Company’s GAAP results for the guidance periods.
Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our 2025 and 2026 guidance and assumptions, involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, potential delays or disruptions with respect to ongoing development projects, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which the Company filed with the SEC on February 20, 2025, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 1, 2025, both of which you are encouraged to read, and will be available on the SEC’s website at www.sec.gov. Please note that such Risk Factors will be updated, if necessary, through the filing of Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

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